Exhibit 99.1

Spero Therapeutics Appoints Esther Rajavelu as President and Chief Executive Officer

CAMBRIDGE, Mass., April 28, 2025 — Spero Therapeutics, Inc. (Nasdaq: SPRO), a clinical-stage biopharmaceutical company, focused on identifying and developing novel treatments for rare diseases and multi-drug resistant (MDR) bacterial infections, today announced that Esther Rajavelu will serve as its President and Chief Executive Officer, effective May 2, 2025, and will be nominated for election as a member of the Board of Directors at Spero’s 2025 annual meeting of stockholders. Since January 2025, Ms. Rajavelu has been serving as Spero’s Interim President and Chief Executive Officer, and has served as Chief Financial Officer, Treasurer, and Chief Business Officer since November 2023. She will continue to serve as the Company’s Chief Financial Officer and Treasurer.

“Esther has demonstrated great leadership during her time at Spero, particularly her focus on advancing Spero’s programs and strengthening our partnership with GSK. We look forward to her continued service both as our President and Chief Executive Officer and as a new member of our Board of Directors. Esther’s prior experience in biopharma financing and strategic initiatives will be vital to executing on Spero’s mission, and her judgement and business acumen will be equally important as we manage the Company to deliver value to our shareholders,” stated Frank Thomas, Chairman of the Board of Directors of Spero.

Ms. Rajavelu added, “I am grateful for the confidence the Board and my colleagues at Spero have placed in me. This is an important time at Spero as we prepare for an update on our PIVOT-PO Phase 3 trial for tebipenem HBr this quarter. The tebipenem HBr clinical program is our highest priority, and we remain focused on advancing the program, along with other key activities aimed at delivering value to our shareholders.”

Ms. Rajavelu will succeed Spero’s previous President and Chief Executive Officer, Sath Shukla. Spero and Mr. Shukla have mutually agreed to separate, effective May 2, 2025, and he will concurrently step down from Spero’s Board of Directors. Chairman Thomas stated, “The Board of Directors is grateful to Sath for his contributions to Spero over his many years of services, including bringing forward our partnership with GSK to pursue the approval of tebipenem HBr. We wish Sath every success in his future endeavors.”

About Spero Therapeutics

Spero Therapeutics, headquartered in Cambridge, Massachusetts, is a clinical-stage biopharmaceutical company focused on identifying and developing novel treatments for rare diseases and MDR bacterial infections with high unmet need. For more information, visit www.sperotherapeutics.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the timing, progress and results of Spero’s preclinical studies, clinical trials and research and development programs; Spero’s strategy, goals and anticipated financial performance, milestones, business plans and focus; and Spero’s cash runway. In some cases, forward-looking statements may be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar expressions. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual results to differ materially from those indicated by such forward looking statements, including statements related to tebipenem HBr’s future clinical development process, taking into account the effects of possible regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, clinical trial design and clinical outcomes; whether the results of such trials will warrant submission for approval from the U.S. Food and Drug Administration (FDA) or equivalent foreign regulatory agencies; whether the FDA will ultimately approve tebipenem HBr and, if so, the timing of any such approval; whether the FDA will require any additional clinical data or place labeling restrictions on the use of tebipenem HBr that would delay approval and/or reduce the commercial prospects of tebipenem HBr; whether a successful commercial launch can be achieved and market acceptance of tebipenem HBr can be established; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; Spero’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved, including, in the case of tebipenem HBr, Spero’s reliance on GSK pursuant to the Exclusive License Agreement to develop tebipenem HBr and GSK’s right thereunder to determine, in its sole discretion, whether to continue the PIVOT-PO trial or otherwise further develop tebipenem HBr; Spero’s need for additional funding; the ability to commercialize Spero’s product candidates, if approved; Spero’s ability to retain key personnel; Spero’s leadership transitions; whether Spero’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” set forth in filings that Spero periodically makes with the SEC. The forward-looking statements included in this press release represent Spero’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Spero explicitly disclaims any obligation to update any forward-looking statements.

Investor Relations Contact:

Shai Biran, PhD

Spero Therapeutics

IR@Sperotherapeutics.com

Media Inquiries:

media@sperotherapeutics.com